EXHIBIT A
                        TO AMENDMENT NO. 4
                         TO SCHEDULE 13D



                 Agreement Relating to the Filing of
              Joint Statements Pursuant to Rule 13d-1 (f)

Pursuant to Rule 13d-1 (f) (l) (iii) of the General Rules and
Regulations of the Securities and Exchanges Act of 1934, as amended, the undersigned agree that the Amendment No. 4 to the Original
Schedule 13D statement to which this exhibit is attached is filed on their behalf in the capacities set out herein below.

Dated: JANUARY 29, 1997 ROBERT P. GOLDBERG REVOCABLE TRUST #2

				By:  /S/ C. RUSSEL HANSEN, JR. FOR
				------------------------------------------
				JUDITH N. GOLDBERG, TRUSTEE

				By:  /S/ C. RUSSEL HANSEN, JR.
				------------------------------------------
				C. RUSSEL HANSEN, JR., TRUSTEE

				By:  /S/ C. RUSSEL HANSEN, JR. FOR
				------------------------------------------
				JUDITH N. GOLDBERG, INDIVIDUALLY

				By:  /S/ C. RUSSEL HANSEN, JR.
				------------------------------------------
				C. RUSSEL HANSEN, JR., INDIVIDUALLY